                                                                   Exhibit 14(b)

                         INDEPENDENT AUDITORS' CONSENT

MuniHoldings New York Fund, Inc.

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88409 on Form N-14 of our report dated August 13, 1999 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds -Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
November 5, 1999